Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 8

This Amendment No. 8 (this “Amendment”), dated as of February 6, 2017, is entered into among Infor (US), Inc., a Delaware corporation (“Borrower”), Infor, Inc., a Delaware corporation (“Holdco”), the Subsidiaries of the Borrower identified as “Subsidiary Loan Parties” on the signature pages hereto (the “Subsidiary Loan Parties” and, together with Holdco, the “Guarantors”), Bank of America, N.A., as administrative agent under the Credit Agreement (in such capacity, the “Administrative Agent”), the Persons listed on the signature pages hereto as “Additional Refinancing Lenders” (in such capacity, the “Additional Refinancing Lenders”), the Persons listed on the signature pages hereto as “Extending Term Lenders” (in such capacity, the “Amendment No. 8 Extending Term Lenders”) and the other Lenders party hereto, amends that certain Credit Agreement dated as of April 5, 2012 (as amended, supplemented or otherwise modified from time to time, including pursuant to Refinancing Amendment No. 1, dated as of September 27, 2012, Amendment No. 2, dated as of June 3, 2013, Amendment No. 3, dated as of October 9, 2013, Amendment No. 4, dated as of January 2, 2014, Amendment No. 5, dated as of January 31, 2014, Amendment No. 6, dated as of April 22, 2014 and Amendment No. 7, dated as of August 15, 2016, the “Credit Agreement”) entered into among the Borrower, Holdco, the institutions from time to time party thereto as Lenders (the “Lenders”), the Administrative Agent and the other agents and arrangers named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Section 2.21 of the Credit Agreement provides that Borrower may from time to time obtain Other Term Loans (including by means of the extension or renewal of existing Indebtedness), by entering into one or more Refinancing Amendments, subject to the terms and conditions set forth therein;

WHEREAS, Section 9.02 of the Credit Agreement provides that the Loan Parties may amend the Credit Agreement and other Loan Documents with the consent of the Required Lenders;

WHEREAS, pursuant to Section 2.21 of the Credit Agreement, the Amendment No. 8 Extending Term Lenders have agreed, subject to the terms and conditions set forth herein and in the Credit Agreement, to provide Other Term Loans in the form of the Extended Term Loans (as defined below);

WHEREAS, pursuant to Section 2.21 of the Credit Agreement, (x) the Amendment No. 8 Extending Term Lenders holding Tranche B-3 Term Loans have agreed to exchange and convert all, but not less than all, (or such lesser amount allocated by the Joint Lead Arrangers (with the Borrower’s consent)) of the principal amount of their Tranche B-3 Term Loans into Dollar denominated Tranche B-6 Term Loans (the “Dollar Extended Term Loans”), (y) the Amendment No. 8 Extending Term Lenders holding Tranche B-5 Term Loans have agreed to exchange and convert all, but not less than all, (or such lesser amount allocated by the Joint Lead Arrangers (with the Borrower’s consent)) of the principal amount of their Tranche B-5 Term Loans into Dollar Extended Term Loans and (z) the Amendment No. 8 Extending Term Lenders holding Euro Tranche B Term Loans have agreed to exchange and convert all, but not less than all (or such lesser amount allocated by the Joint Lead Arrangers (with the Borrower’s consent)), of the principal amount of their Euro Tranche B Term Loans into Euro denominated Euro Tranche B-1 Term Loans (the “Euro Extended Term Loans” and together with the Dollar Extended Term Loans, the “Extended Term Loans”), in each case subject to the terms and conditions set forth herein and in the Credit Agreement. Tranche B-3 Term Loans and Tranche B-5 Term Loans that are not exchanged or converted for Extended Term Loans are referred to as the “Non-Extending Dollar Term Loans”, Euro Tranche B Term Loans that are not exchanged or converted for Extended Term Loans are referred to as the “Non-Extending Euro Term Loans” and the Non-Extending Dollar Term Loans together with the Non-Extending Euro Term Loans are referred to as the “Non-Extending Term Loans”;

WHEREAS, pursuant to Section 2.21 of the Credit Agreement, the Additional Refinancing Lenders have agreed, subject to the terms and conditions set forth herein and in the Credit Agreement, to provide Other Term Loans to refinance certain of the Non-Extending Term Loans with Dollar denominated Tranche B-6 Term Loans (the “Dollar Refinancing Term Loans”) and Euro denominated Euro Tranche B-1 Term Loans (the “Euro Refinancing Term Loans”);

WHEREAS, Bank of America, N.A., J.P. Morgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and Barclays Bank PLC are acting as joint lead arrangers and joint bookrunners in connection with Amendment No. 8 (in such capacities, the “Joint Lead Arrangers”);

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

Section 1. Refinancing Amendment. Effective as of the Amendment No. 8 Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is amended to add the following definitions:

“Amendment No. 8” means Amendment No. 8 to the Credit Agreement, dated as of February 6, 2017, among Borrower, Holdco, the Subsidiary Loan Parties, the Administrative Agent, the Amendment No. 8 Extending Lenders, the Additional Refinancing Lenders party thereto and the Required Lenders party thereto.

“Amendment No. 8 Dollar Additional Refinancing Lender” means each Additional Refinancing Lender party to Amendment No. 8 with a Tranche B-6 Term Commitment; provided that for the avoidance of doubt, each Amendment No. 8 Dollar Additional Refinancing Lender shall be deemed to be a Term Lender.

“Amendment No. 8 Dollar Extending Lender” means each Amendment No. 8 Extending Lender with a Tranche B-6 Term Commitment; provided that for the avoidance of doubt, each Amendment No. 8 Dollar Extending Lender shall be deemed to be a Term Lender.

“Amendment No. 8 Effective Date” means the date on which Amendment No. 8 becomes effective pursuant to Section 3 thereof.

“Amendment No. 8 Euro Additional Refinancing Lender” means each Additional Refinancing Lender party to Amendment No. 8 with a Euro Tranche B-1 Term Commitment; provided that for the avoidance of doubt, each Amendment No. 8 Euro Additional Refinancing Lender shall be deemed to be a Term Lender.

“Amendment No. 8 Euro Extending Lender” means each Amendment No. 8 Extending Lender with a Euro Tranche B-1 Term Commitment; provided that for the avoidance of doubt, each Amendment No. 8 Euro Extending Lender shall be deemed to be a Term Lender.

“Amendment No. 8 Additional Refinancing Lenders” means the Amendment No. 8 Euro Additional Refinancing Lenders and Amendment No. 8 Dollar Additional Refinancing Lenders.

“Amendment No. 8 Extending Lenders” means the “Amendment No. 8 Extending Term Lenders” as defined in Amendment No. 8.

“Euro Tranche B-1 Term Commitment” means, with respect to each Amendment No. 8 Euro Extending Lender and Amendment No. 8 Euro Additional Refinancing Lender, the commitment of such Lender to make a Euro Tranche B-1 Term Loan to the Borrower pursuant to Section 2.01(a)(ix) on the Amendment No. 8 Effective Date in (i) the amount listed on the signature page of such Amendment No. 8 Euro Additional Refinancing Lender to Amendment No. 8 or, (ii) in the case of each Amendment No. 8 Euro Extending Lender, the aggregate principal amount of Euro Tranche B Term Loans held by such Lender to be extended, exchanged and converted to Euro Tranche B-1 Term Loans immediately prior to the Amendment No. 8 Effective Date (or the principal amount of Euro Tranche B-1 Term Commitments allocated by the Joint Lead Arrangers (with the Borrower’s consent) to such Amendment No. 8 Dollar Extending Lender). The aggregate principal amount of the Euro Tranche B-1 Term Commitments as of the Amendment No. 8 Effective Date is €1,000,000,000.00.

“Euro Tranche B-1 Term Loan” or “Initial Euro Tranche B-1 Term Loan” means the Other Term Loans made on the Amendment No. 8 Effective Date in accordance with Section 2.01(a)(ix).

“Tranche B-6 Term Commitment” means, with respect to each Amendment No. 8 Dollar Extending Lender and Amendment No. 8 Dollar Additional Refinancing Lender, the commitment of such Lender to make a Tranche B-6 Term Loan to the Borrower pursuant to Section 2.01(a)(viii) on the Amendment No. 8 Effective Date in (i) the amount listed on the signature page of such Amendment No. 8 Dollar Additional Refinancing Lender to Amendment No. 8 or, (ii) in the case of each Amendment No. 8 Dollar Extending Lender, the aggregate principal amount of Tranche B-3 Term Loans and/or Tranche B-5 Term Loans held by such Lender to be extended, exchanged and converted to Tranche B-6 Term Loans, as applicable, immediately prior to the Amendment No. 8 Effective Date (or the principal amount of Tranche B-6 Term Commitments allocated by the Joint Lead Arrangers (with the Borrower’s consent) to such Amendment No. 8 Dollar Extending Lender). The aggregate principal amount of the Tranche B-6 Term Commitments as of the Amendment No. 8 Effective Date is $2,147,070,571.52.

“Tranche B-6 Term Loan” or “Initial Tranche B-6 Term Loan” means the Other Term Loans made on the Amendment No. 8 Effective Date in accordance with Section 2.01(a)(viii).

(b) Section 1.01 of the Credit Agreement is amended to change the following definitions:

(i) The definition of “Additional Term Notes” is amended by (A) replacing the “and” immediately preceding each instance of “Initial Tranche B-5 Term Loans” with a comma and (B) adding, after each instance of “Initial Tranche B-5 Term Loans” therein following: “, Initial Tranche B-6 Term Loans and Euro Tranche B-1 Term Loans”.

(ii) Clause (I) (a) of the definition of “Applicable Margin” is amended by (A) adding “(i)” immediately before the first instance of “any Tranche B Term Loan” and (B) adding the following immediately before the “and” at the end of clause (I) (a):

and (ii) any Tranche B-6 Term Loan, (x) 2.75% per annum in the case of Eurocurrency Loans and (y) 1.75% per annum in the case of ABR Loans and (iii) any Euro Tranche B-1 Term Loan, 2.75% per annum

(iii) The definition of “Adjusted Eurocurrency Rate” is amended by replacing the proviso thereunder with the following:

; provided that, notwithstanding the foregoing, as applied solely to (x) the Initial Tranche B Term Loans, Initial Tranche B-1 Term Loans, Initial Tranche B-2 Term Loans and the Initial Euro Term Loans, the Adjusted Eurocurrency Rate shall at no time be less than 1.25% per annum and (y) the Initial Tranche B-3 Term Loans, the Euro Tranche B Term Loans, the Tranche B-5 Term Loans, the Tranche B-6 Term Loans and the Euro Tranche B-1 Term Loans, the Adjusted Eurocurrency Rate shall at no time be less than 1.00% per annum.

(iv) The definition of “Alternate Base Rate” is amended by replacing the proviso thereunder with the following:

; provided that, notwithstanding the foregoing, as applied solely to (x) the Initial Tranche B Term Loans, Initial Tranche B-1 Term Loans and Initial Tranche B-2 Term Loans, the Alternate Base Rate shall at no time be less than 2.25% per annum and (y) the Initial Tranche B-3 Term Loans, the Tranche B-5 Term Loans and the Tranche B-6 Term Loans, the Alternate Base Rate shall at no time be less than 2.00% per annum.

(v) The definition of “Class” is amended by (i) adding “, Tranche B-6 Term Loans, Euro Tranche B-1 Term Loans” after “Tranche B-5 Term Loans” and (ii) adding “, Tranche B-6 Term Commitment, Euro Tranche B-1 Term Commitment” after “Tranche B-5 Term Commitment”.

(vi) The definition of “Commitment” is amended by adding “, Tranche B-6 Term Commitments, Euro Tranche B-1 Term Commitments” after “Tranche B-5 Term Commitments”.

(vii) The definition of “ECF Percentage” is amended by adding “,Tranche B-6 Term Loans, Euro Tranche B-1 Term Loans” after each time “Tranche B-5 Term Loans” appears in such definition.

(viii) The definition of “Initial Term Loans” is amended by adding “, Initial Tranche B-6 Term Loans, Initial Euro Tranche B-1 Term Loans” after “Initial Tranche B-5 Term Loans”.

(ix) The definition of “Term Commitment” is amended by adding “, Tranche B-6 Term Commitment, Euro Tranche B-1 Term Commitment” after “Tranche B-5 Term Commitment”.

(x) The definition of “Term Loan Maturity Date” is amended by replacing “(d)” with “(e)” and by adding “(d) the Tranche B-6 Term Loans and Euro Tranche B-1 Term Loans, February 1, 2022 (or if such anniversary is not a Business Day, the next preceding Business Day)” immediately after clause (c) therein.

(xi) The definition of “Term Loans” is amended by adding “, Tranche B-6 Term Loans, Euro Tranche B-1 Term Loans” after “Tranche B-5 Term Loans”.

(xii) The definition of “Unrestricted Additional Term Notes” is amended by replacing each instance of “Initial Tranche B Term Loans, Initial Tranche B-2 Term Loans, Initial Tranche B-3 Term Loans, Initial Euro Tranche B Term Loans and Initial Tranche B-5 Term Loans” therein with the following: “Initial Tranche B Term Loans, Initial Tranche B-2 Term Loans, Initial Tranche B-3 Term Loans, Initial Euro Tranche B Term Loans, Initial Tranche B-5 Term Loans, Initial Tranche B-6 Term Loans and Initial Euro Tranche B-1 Term Loans”.

(c) Section 2.01 of the Credit Agreement is amended by (i) adding immediately before “and (b)” the following: “, (viii) to make a Tranche B-6 Term Loan to the Borrower on the Amendment No. 8 Effective Date in an aggregate principal amount equal to its Tranche B-6 Term Commitment; provided that the obligation of each Amendment No. 8 Dollar Extending Lender to make such Tranche B-6 Term Loan shall be deemed satisfied by the execution and delivery of a fully-completed signature page to Amendment No. 8 by such Amendment No. 8 Dollar Extending Lender (and such Tranche B-6 Term Loan of such Amendment No. 8 Dollar Extending Lender shall be deemed made on the Amendment No. 8 Effective Date), and the entire principal amount of such Amendment No. 8 Dollar Extending Lender’s Tranche B-3 Term Loans and/or Tranche B-5 Term Loans, as applicable (or the principal amount of Tranche B-6 Term Loans allocated by the Joint Lead Arrangers (with the Borrower’s consent) to such Amendment No. 8 Dollar Extending Lender) shall be deemed exchanged for, and converted into, a Tranche B-6 Term Loan on the Amendment No. 8 Effective Date, (ix) to make a Euro Tranche B-1 Term Loan to the Borrower on the Amendment No. 8 Effective Date in an aggregate principal amount equal to its Euro Tranche B-1 Term Commitment; provided that the obligation of each Amendment No. 8 Euro Extending Lender to make such Euro Tranche B-1 Term Loan shall be deemed satisfied by the execution and delivery of a fully-completed signature page to Amendment No. 8 by such Amendment No. 8 Euro Extending Lender (and such Euro Tranche B-1 Term Loan of such Amendment No. 8 Euro Extending Lender shall be deemed made on the Amendment No. 8 Effective Date), and the entire principal amount of such Amendment No. 8 Euro Extending Lender’s Euro Tranche B Term Loans, as applicable (or the principal amount of Euro Tranche B-1 Term Loans allocated by the Joint Lead Arrangers (with the Borrower’s consent) to such Amendment No. 8 Euro Extending Lender) shall be deemed exchanged for, and converted into, a Euro Tranche B-1 Term Loan on the Amendment No. 8 Effective Date; provided further that the Tranche B-6 Term Loans and Euro Tranche B-1 Loans shall initially consist of Eurocurrency Rate Loans with an Interest Period commencing on the Amendment No. 8 Effective Date and ending on March 31, 2017 (it being understood that the rate comprising the Eurocurrency Rate applicable to such Eurocurrency Rate Loans will be the same as the rate comprising the Eurocurrency Rate applicable to the Tranche B-5 Term Loans, the Tranche B-3 Term Loans and the Euro Tranche B Loans immediately prior to the Amendment No. 8 Effective Date)” and (ii) replacing “, the Tranche B-2 Term Commitments, the Tranche B-3 Term Commitments, the Euro Tranche B Term Commitments and the Tranche B-5 Term Commitments will terminate in full upon the making of the Loans referred to in clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above” at the end thereof with “, the Tranche B-2 Term Commitments, the Tranche B-3 Term Commitments, the Euro Tranche B Term Commitments, the Tranche B-5 Term Commitments, the Tranche B-6 Term Commitments and the Euro Tranche B-1 Commitments will terminate in full upon the making of the Loans referred to in clauses (a)(i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above”.

(d) Section 2.10(d) of the Credit Agreement is amended by (A) replacing the parenthetical immediately following “December 31, 2012” with “(or with respect to (x) Tranche B-3 Term Loans and Euro Tranche B Term Loans, September 30, 2013, (y) Tranche B-5 Term Loans, March 31, 2014 and (z) Tranche B-6 Term Loans and Euro Tranche B-1 Term Loans, June 30, 2017)”, (B) replacing the “and” appearing immediately prior to “(iv)” therein with a comma, (C) adding the following immediately following the words “Amendment No. 4 Effective Date”: “, (v) in the case of the Tranche B-6 Term Loans, the Tranche B-6 Term Loans borrowed (including by the exchange of a portion of the Tranche B-3 Term Loans and Tranche B-5 Term Loans into Tranche B-6 Term Loans) on the Amendment No. 8 Effective Date and (vi) in the case of the Euro Tranche B-1 Term Loans, the Euro Tranche B-1 Term Loans borrowed (including by the exchange of a portion of the Euro Tranche B Term Loans into Euro Tranche B-1 Term Loans) on the Amendment No. 8 Effective Date”, (D) replacing the “and” appearing immediately before the last time “Tranche B-5 Term Loans” appears in such Section with a comma and (E) adding the following immediately after the last time “Tranche B-5 Term Loans” appears in such Section: “Tranche B-6 Term Loans and Euro Tranche B-1 Term Loans”.

(e) Section 2.11(a) of the Credit Agreement is amended and restated in its entirety by the following:

“The Borrower shall have the right at any time and from time to time, without premium or penalty (but subject to Section 2.16 and the following sentence), to prepay any Borrowing of any Class in whole or in part, as selected and designated by the Borrower, subject to the requirements of this Section. Each voluntary prepayment of any Loan pursuant to this Section 2.11(a) shall be made without premium or penalty except that, in the event that on or prior to the six-month anniversary of the Amendment No. 8 Effective Date, the Borrower makes any prepayment or repayment of Tranche B-6 Term Loans or Euro Tranche B-1 Term Loans as a result of a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, a prepayment premium in an amount equal to 1% of the amount of such Term Loans being so prepaid, repaid or refinanced. Any such voluntary prepayment shall be applied as specified in Section 2.10(e). Notwithstanding anything to the contrary in this Agreement, after any Extension or otherwise, the Borrower may prepay any Borrowing of any Class of non-extended Term Loans pursuant to which the related Extension Offer was made or Non-Extending Term Loans without any obligation to prepay the corresponding Extended Term Loans or other Term Loans (with a later maturity date than the Class of non-extended Term Loans being prepaid).”

(f) The third sentence of Section 2.11(d) of the Credit Agreement shall be amended by adding “, Tranche B-6 Term Loans, Euro Tranche B-1 Term Loans” after “Tranche B-5 Term Loans”.

(g) Section 2.20(a) of the Credit Agreement shall be amended by adding the following to the end of clause (iii) thereof: “in the event that the Yield for any Incremental Facility (other than Unrestricted Incremental First-Lien Indebtedness) denominated in Dollars is higher than the Yield for the Tranche B-6 Term Loans by more than 50 basis points, then the Applicable Margin for the Tranche B-6 Term Loans shall be increased to the extent necessary so that the

Yield for the Tranche B-6 Term Loans is equal to the Yield for such Incremental Facility minus 50 basis points and in the event that the Yield for any Incremental Facility (other than Unrestricted Incremental First-Lien Indebtedness) denominated in Euro is higher than the Yield for the Euro Tranche B-1 Term Loans by more than 50 basis points, then the Applicable Margin for the Euro Tranche B-1 Term Loans shall be increased to the extent necessary so that the Yield for the Euro Tranche B-1 Term Loans is equal to the Yield for such Incremental Facility minus 50 basis points and”.

(h) Section 2.20(b) of the Credit Agreement shall be amended by replacing each instance of “Tranche B-2 Term Loans, Tranche B-3 Term Loans, Euro Tranche B Term Loans or Tranche B-5 Term Loans” with the following: “, Tranche B-2 Term Loans, Tranche B-3 Term Loans, Euro Tranche B Term Loans, Tranche B-5 Term Loans, Tranche B-6 Term Loans or Euro Tranche B-1 Term Loans”.

(i) Section 5.10(a) of the Credit Agreement is amended by (i) replacing “(w)” with “(1)”, “(x)” with “(2)”, “(y)” with “(3)”, “and (z)” with “, (4)” and (ii) inserting at the end thereof, the following: “and (5) the proceeds of the Tranche B-6 Term Loans and Euro Tranche B-1 Term Loans made on the Amendment No. 8 Effective Date, will be used by the Borrower on the Amendment No. 8 Effective Date to repay Tranche B-3 Term Loans, Tranche B-5 Term Loans and Euro Tranche B Term Loans, and pay fees (including any discount), accrued interest, expenses and premiums in connection therewith”.

Section 2. Other Amendments to Credit Agreement. Effective as of the Amendment No. 8 Effective Date, Holdco, the Borrower and each of the Administrative Agent, the Amendment No. 8 Extending Term Lenders and the Additional Refinancing Lenders (after giving effect to the exchange of Tranche B-3 Term Loans, Tranche B-5 Term Loans and Euro Tranche B Term Loans into, or the funding of, Tranche B-6 Term Loans and Euro Tranche B-1 Term Loans, as applicable, by the applicable Amendment No. 8 Extending Term Lenders (it being understood that each Amendment No. 8 Extending Term Lender consents to the amendments in this Section 2 with respect to the aggregate principal amount of its Tranche B-3 Term Loans, Tranche B-5 Term Loans and Euro Tranche B Term Loans immediately prior to the Amendment No. 8 Effective Date, notwithstanding the fact that such Amendment No. 8 Extending Term Lender may (i) choose not to extend certain Classes of its existing Term Loans pursuant to this Amendment and (ii) receive a smaller allocation of Extended Term Loans from the Joint Lead Arrangers) and Additional Refinancing Lenders and the repayment of the Tranche B-3 Term Loans, Tranche B-5 Term Loans and Euro Tranche B Term Loans), which collectively constitute the Required Lenders, hereby agrees that the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is amended to add the following definitions:

“Applicable Required Revolving Lenders RP Consent” has the meaning specified in Section 6.08(a)(xx).

“Deferred Revenue Adjustment” means, for any period, the amount (which may be a negative number) by which the current and long-term portions of deferred revenue of Holdco and its Restricted Subsidiaries attributable to software as a service products and solutions as of the end of such period exceeds (or is less than) such deferred revenue of Holdco and its Restricted Subsidiaries attributable to software as a service products and solutions as of the beginning of such period, in each case as reflected on the consolidated cash flow statement of Holdco.

“Holdco Notes Interest Payments” has the meaning specified in Section 6.08(a)(xx).

(b) Section 1.01 of the Credit Agreement is amended to change the following definitions:

(i) The definition of “Available Amount” is amended to:

(A) replace the “minus” in clause (i) thereof with “plus”;

(B) add the following as a new clause (j) after clause (i) thereof:

“(j) if so provided in the Applicable Required Revolving Lenders RP Consent, the Holdco Notes Interest Payments made pursuant to Section 6.08(a)(xx); minus”; and

(C) make the existing clause “(j)” a new clause “(k)”.

(ii) The definition of “Consolidated EBITDA” is amended by adding “plus” at the end of clause (1)(o) thereof and inserting the following new clause (1)(p): “(p) any Deferred Revenue Adjustment for any such period (but without duplication of any acquisition accounting adjustment or the effect thereof pursuant to clause (f) above);”.

(iii) The definition of “Defaulting Lender” is amended by deleting the following from clause (d)(iii) thereof: “solely during the Amendment No. 7 Extension period, in the case of an Amendment No. 7 Consenting Revolving Lender,”.

(iv) The definition of “Permitted Holders” is amended and restated in its entirety by the following:

“Permitted Holders” means and includes all of (x) the Equity Investors and their respective Affiliates and (y) upon the consummation of the sale of the Equity Interests of GGC Software Parent, Inc. to Koch Equity Development LLC or one or more of its Affiliates, as contemplated by the Securities Purchase Agreement dated November 16, 2016, in addition to those Permitted Holders identified in clause (x), Koch Industries, Inc., Koch Holdings, LLC, Koch Equity Development LLC and any of their Controlled Affiliates or Affiliates under common Control.

(v) The definition of “Required Percentage” is amended and restated in its entirety by the following:

“Required Percentage” means, with respect to any fiscal year of Holdco, (a) 75%, if the Total Leverage Ratio at the end of such fiscal year is greater than or equal to 6.00 to 1.00, (b) 50%, if the Total Leverage Ratio at the end of such fiscal year is less than 6.00 to 1.00 but greater than or equal to 5.00 to 1.00, (b) 25%, if the Total Leverage Ratio at the end of such fiscal year is less than 5.00 to 1.00 but greater than or equal to 3.50 to 1.00 and (c) 0%, if the Total Leverage Ratio at the end of such fiscal year is less than 3.50 to 1.00, in each case multiplied by the then-applicable ECF Percentage.

(c) Section 6.08(a)(xx) of the Credit Agreement shall be amended and restated in its entirety by the following:

(xx) Holdco (or, after an IPO, Public Company) and the Restricted Subsidiaries may make Restricted Payments in an aggregate amount not to exceed the Available Amount; provided however that amounts pursuant to clause (b) of the definition of Available Amount may be used to fund Restricted Payment pursuant to this clause (xx) to the extent that the First Lien Leverage Ratio on a Pro Forma Basis after giving effect thereto as of the Applicable Date of Determination is less than or equal to 4.25:1.00; provided, further that, solely during the Amendment No. 7 Extension Period, Holdco and the Restricted Subsidiaries may make any Restricted Payments funded with amounts pursuant to clause (a) or (b) of the definition of Available Amount otherwise in accordance with this Section 6.08(a)(xx) (including without limitation subject to the immediately preceding proviso) only with the consent of the Amendment No. 7 Required Revolving Lenders, provided, however, that, Holdco and the Restricted Subsidiaries may make any Restricted Payments using the amounts pursuant to clause (a) or (b) of the definition of Available Amount without such Amendment No. 7 Required Revolving Lender consent for (i) Restricted Payments made to allow any Parent Entity (or, after an IPO, the Public Company), Holdco, or any Restricted Subsidiary to purchase Holdco’s, such Parent Entity’s (or, after an IPO, the Public Company’s) preferred stock, common stock, restricted stock or common stock options (or limited partnership units or other similar forms of Equity Interests) from current and/or former employees (or their estates, descendants, family, spouses or former spouses) in an aggregate amount not to exceed, for all Restricted Payments made pursuant to this clause (i), $30,000,000 per fiscal year and (ii) Restricted Payments in an aggregate principal amount not to exceed the then accrued and unpaid cash interest (but not default interest) payable (but not in excess of the amount of cash interest that could have accrued at the rate of cash interest in effect on the Amendment No. 7 Effective Date) on the Holdco Notes so long as such Restricted Payment is applied to service such accrued and unpaid cash interest payable under the Holdco Notes (the aggregate amount of such Restricted Payments made pursuant to this clause (ii) since the Amendment No. 8 Effective Date, the “Holdco Notes Interest Payments”) (it being understood and agreed that, in any event, no such consent of the Amendment No. 7 Required Revolving Lenders shall be required to make Restricted Payments under this Section 6.08(a)(xx) pursuant to any clause other than clause (a) or (b) of the definition of Available Amount);

(d) Section 6.08(a) of the Credit Agreement shall be amended by deleting “and” at the end of clause (xxi), replacing the period at the end of clause (xxii) with “; and”, and adding the following new clause (xxiii) thereto:

(xxiii) Holdco and the Restricted Subsidiaries may:

(1) so long as no Default or Event of Default would result therefrom, make Restricted Payments (A) in an amount not exceeding the greater of $150,000,000 and 2.50% of the Consolidated Total Assets on a Pro Forma Basis as of the Applicable Date of Determination plus (B) in an amount such that, on a Pro Forma Basis as of the Applicable Date of Determination, the Total Leverage Ratio shall not be greater than 4.75 to 1.00;

(2) declare and pay dividends or distributions for the repayment, repurchase, redemption, defeasance, or otherwise the acquisition or retirement for value of all or any portion of the Holdco Notes or any securities issued as a replacement therefor, together with accrued and unpaid interest or premium thereon to the redemption date thereof, plus any fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limitation, tender premiums) and other costs and expenses (including, without limitation, original issue discount, upfront fees or similar fees) related thereto; provided that after giving effect to any dividends or distributions made in reliance on this clause (2) (including, for the avoidance of doubt, any Indebtedness incurred in connection with such dividend or distribution), on a Pro Forma Basis as of the Applicable Date of Determination, the Total Leverage Ratio shall not be greater than 6.75 to 1.00; and

(3) declare and pay dividends with respect to the declaration of cash interest with respect to the Holdco Notes and any accrued and unpaid cash interest or premium thereon or any securities issued as a replacement therefor;

provided that the initial usage of any provision referred to in clauses (1), (2) and (3) immediately above in this clause (xxiii) shall be subject to the prior written consent of the Amendment No. 7 Required Revolving Lenders (such consent, the “Applicable Required Revolving Lenders RP Consent”); it being understood that (A) once the Applicable Required Revolving Lenders RP Consent is granted, it shall be deemed granted for such usage of such basket or any other basket in such clauses (1) through (3) at the time of the Applicable Required Revolving Lenders RP Consent or thereafter and (B) Applicable Required Revolving Lenders RP Consent may include a provision that increases the Available Amount by an amount equal to the Holdco Notes Interest Payments.

(e) Section 9.02(b) of the Credit Agreement shall be amended by deleting “or” immediately prior to clause (vii) thereof and adding the following immediately after clause (vii): “ or (viii) modify any provisions that are subject to the consent of the Amendment No. 7 Required Revolving Lenders (including, for the avoidance of doubt, any modification to remove such consent right) without the consent of the Amendment No. 7 Required Revolving Lenders”.

(f) Section 9.19 of the Credit Agreement shall be amended and restated in its entirety by the following:

Section 9.19 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 3. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective as of the first date (such date being referred to as the “Amendment No. 8 Effective Date”) when each of the following conditions shall have been satisfied:

(a) The Administrative Agent (or its counsel) shall have received (A) from the Amendment No. 8 Extending Term Lenders, the Additional Refinancing Lenders, the Required Lenders (which shall include the Amendment No. 8 Extending Term Lenders and the Additional Refinancing Lenders), Holdco, the Borrower, the Administrative Agent and the Subsidiary Loan Parties a counterpart of this Amendment signed on behalf of such party and (B) from the Borrower, Note(s) executed by Borrower for each Lender that requests such Note(s) at least one Business Day prior to the Amendment No. 8 Effective Date.

(b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 8 Effective Date) of Kirkland & Ellis LLP, counsel for the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent. Each of Borrower and Holdco hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received: (i) a copy of each Organizational Document of the Borrower and Holdco and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of each Loan Party executing the Loan Documents to which it is a party (or a certification that there have been no changes to such officers since the Amendment No. 7 Effective Date); (iii) resolutions of the board of directors or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment and the other documents to which such Loan Party is a party as of the Amendment No. 8 Effective Date, certified as of the Amendment No. 8 Effective Date by such Loan Party as being in full force and effect without modification or amendment; and (iv) a good standing certificate (to the extent such concept is known in the relevant jurisdiction) from the applicable Governmental Authority of Holdco’s and the Borrower’s respective jurisdiction of incorporation, organization or formation dated a recent date prior to the Amendment No. 8 Effective Date.

(d) The Administrative Agent shall have received a certificate, dated the Amendment No. 8 Effective Date and signed by a Responsible Officer or the President or Vice President of Holdco, confirming compliance with the conditions set forth in paragraphs (f) and (g) of this Section 3.

(e) The Administrative Agent shall have received from the Borrower in cash (i) all fees and other amounts due and payable by the Borrower on or prior to the Amendment No. 8 Effective Date, to the extent invoiced at least one Business Day prior to the Amendment No. 8 Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under any Loan Document, and (ii) all accrued and unpaid interest on the Tranche

B-3 Term Loans, Tranche B-5 Term Loans and Euro Tranche B Term Loans being repaid (either with cash proceeds or by exchange into Tranche B-6 Term Loans and Euro Tranche B-1 Term Loans, as applicable) on the Amendment No. 8 Effective Date.

(f) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects, in each case on and as of the Amendment No. 8 Effective Date (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects, as the case may be, as of such earlier date).

(g) At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(h) The Administrative Agent shall have received a Borrowing Request meeting the requirements of Section 2.03 of the Credit Agreement; provided that the notice of such Borrowing may be given, and the corresponding Borrowing Request may be delivered, not later than 11:00 a.m. New York City Time on the Business Day prior to the Amendment No. 8 Effective Date (or such later time as agreed by the Administrative Agent), regardless of whether such Borrowing is a Eurocurrency Borrowing or an ABR Borrowing.

(i) Representations and Warranties. On and as of the Amendment No. 8 Effective Date, after giving effect to this Amendment, each of Holdco and the Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(i) This Amendment (and the lending transactions contemplated hereby to occur on the Amendment No. 8 Effective Date) has been duly authorized by all necessary corporate or other organizational action by each of the Loan Parties and constitutes, and each other Loan Document to which any Loan Party is a party has been duly authorized by all necessary corporate or other organizational action by such Loan Party, and each Loan Document constitutes, or when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdco, the Borrower or such other Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(j) The execution, delivery and performance by the Loan Parties of the Loan Documents to which such Loan Parties are a party (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, in each case as of the Amendment No. 8 Effective Date, (ii) filings necessary to perfect Liens created under the Loan Documents, and (iii) those consents, approvals, negotiations, filings or other actions, the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Organizational Document of Holdco, the Borrower or any other Loan Party, (c) will not violate any Requirement of Law applicable to Holdco or any Restricted Subsidiary, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdco or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment to be made by Holdco or any Restricted Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, in each case as of the Amendment No. 8 Effective Date, and (e) will not result in the creation or imposition of any Lien on any asset of Holdco or any Restricted Subsidiary, except Liens created under the Loan Documents and Liens permitted under Section 6.02 of the Credit Agreement, except in the cases of clauses (a), (c) and (d) above where such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 4. Reference to and Effect on the Loan Documents.

(a) As of the Amendment No. 8 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be deemed to be amended to reflect the changes made in this Amendment as of the Amendment No. 8 Effective Date.

(b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) On and after the Amendment No. 8 Effective Date, this Amendment shall constitute a Refinancing Amendment and a Loan Document. Each Amendment No. 8 Extending Term Lender and each Additional Refinancing Lender shall each constitute an “Additional Refinancing Lender” for purposes of the Credit Agreement and, in each case, shall be a “Lender” for purposes of the Loan Documents.

(e) The Tranche B-6 Term Commitments and Euro Tranche B-1 Term Commitments shall each constitute “Other Term Commitments,” and the Tranche B-6 Term Loans made pursuant to Section 2.01(a)(viii) of the Credit Agreement and the Euro Tranche B-1 Term Loans made pursuant to Section 2.01(a)(ix) of the Credit Agreement shall each constitute “Other Term Loans” for purposes of the Loan Documents (and the Tranche B-6 Term Loans and Euro Tranche B-1 Term Loans made pursuant to such Sections shall also each constitute “Term Loans” for purposes of the Loan Documents). The Dollar Extended Term Loans and the Dollar Refinancing Term Loans shall be treated as the same Class of Tranche B-6 Term Loans for purposes of the Loan Documents, and the Euro Extended Term Loans and the Euro Refinancing Term Loans shall be treated as the same Class of Euro Tranche B-1 Term Loans for purposes of the Loan Documents.

Section 5. Acknowledgement and Reaffirmation of Guarantors. The Guarantors acknowledge and consent to all terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Loan Documents, except as explicitly provided for herein. Each Guarantor hereby ratifies and confirms its obligations under the Loan Documents, including the Collateral Agreement and Guaranties and including, without limitation, its guarantee of the Obligations and its grant of the security interest in the Collateral (as defined in any applicable Security Documents) to secure the Obligations (including any Obligations resulting from the Tranche B-6 Term Loans or the Euro Tranche B-1 Term Loans).

Section 6. Costs and Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of a single counsel for the Administrative Agent with respect thereto) in accordance with Section 9.03 of the Credit Agreement.

Section 7. Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Loan Party, the Administrative Agent, nor any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission (including Adobe pdf file) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 8. Governing Law.

(a) This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflict of laws principles thereof to the extent such principles would cause the application of the law of another state.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdco, the Borrower or their respective properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section 9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 9.01 to the Credit Agreement. Nothing in any Loan Document will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

Section 9. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10. Headings. Section headings and used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 11. USA Patriot Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of Holdco and the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdco and the Borrower in accordance with the Act.

Section 12. Extension/Conversion of Certain Loans. It is understood and agreed that (i) simultaneously with the making of each Tranche B-6 Term Loan by each Amendment No. 8 Dollar Extending Lender pursuant to Sections 2.01(b)(viii) of the Credit Agreement, as amended hereby, and the exchange and conversion referred to in such Section, the Tranche B-3 Term Loans and/or Tranche B-5 Term Loans, as applicable, of such Amendment No. 8 Dollar Extending Lender shall be deemed to be extinguished, repaid and no longer outstanding and such Amendment No. 8 Dollar Extending Lender shall thereafter hold a Tranche B-6 Term Loan in the principal amount of such Amendment No. 8 Dollar Extending Lender’s Tranche B-3 Term Loans and/or Tranche B-5 Term Loans, as applicable, outstanding immediately prior to giving effect to such exchange and conversion (or the principal amount of Tranche B-6 Term Loans allocated by the Joint Lead Arrangers (with the Borrower’s consent) to such Amendment No. 8 Dollar Extending Lender), (ii) simultaneously with the making of each Euro Tranche B-1 Term Loan by each Amendment No. 8 Euro Extending Lender pursuant to Sections 2.01(b)(ix) of the Credit Agreement, as amended hereby, and the exchange and conversion referred to in such Section, the Euro Tranche B Term Loans of such Amendment No. 8 Euro Extending Lender shall be deemed to be extinguished, repaid and no longer outstanding and such Amendment No. 8 Euro Extending Lender shall thereafter hold a Euro Tranche B-1 Term Loan in the principal amount of such Amendment No. 8 Euro Extending Lender’s Euro Tranche B Term Loans outstanding immediately prior to giving effect to such exchange and conversion (or the principal amount of Euro Tranche B-1 Term Loans allocated by the Joint Lead Arrangers (with the Borrower’s consent) to such Amendment No. 8 Euro Extending Lender) and (iii) each Amendment No. 8 Dollar Extending Lender and Amendment No. 8 Euro Extending Lender shall not receive, in respect of any such Tranche B-3 Term Loans, Tranche B-5 Term Loans or Euro Tranche B Term Loans so deemed to be extinguished, repaid and no longer outstanding pursuant to the foregoing clauses (i) and (ii), any prepayment being made to other Lenders holding Tranche B-3 Term Loans, Tranche B-5 Term Loans or Euro Tranche B Term Loans from the Net Proceeds of the Tranche B-6 Term Loans and/or the Euro Tranche B-1 Term Loans.

For the avoidance of doubt, (i) the principal amount of each Amendment No. 8 Extending Term Lender’s Tranche B-6 Term Loans as of the Amendment No. 8 Effective Date shall be amount set forth under the column “Proforma” opposite such Lender’s name in the “tracker” tab of the “USD”

spreadsheet prepared and held by Bank of America, N.A., in its capacity as a Joint Lead Arranger, and shared with the Borrower and (ii) the principal amount of each Amendment No. 8 Extending Term Lender’s Euro Tranche B-1 Term Loan as of the Amendment No. 8 Effective Date shall be amount set forth under the column “Cashless Roll” opposite such Lender’s name in the “Tracker” tab of the “EUR” spreadsheet prepared and held by Bank of America, N.A., in its capacity as a Joint Lead Arranger, and shared with the Borrower.

Section 13. Tax Matters. For U.S. federal income tax purposes, the parties hereto intend to treat (a) all of the Tranche B-6 Term Loans (whether issued for cash or issued in exchange for Tranche B-3 Term Loans or Tranche B-5 Term Loans) as one fungible tranche, and (b) all of the Euro Tranche B-1 Term Loans (whether issued for cash or issued in exchange for Euro Tranche B Term Loans, Tranche B-3 Term Loans or Tranche B-5 Term Loans) as one fungible tranche. Unless otherwise required by applicable law, none of Holdco, the Borrower, the Administrative Agent or any Lender shall take any U.S. federal, state or local income tax position inconsistent with the preceding sentence. Solely for purposes of FATCA, from and after the Amendment No. 8 Effective Date, Holdco, the Borrower and the Administrative Agent shall continue to treat the Credit Agreement and any Loan made thereunder as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

INFOR, INC., as Holdco and Guarantor

By:	/s/ Gregory M. Giangiordano
Name: Gregory M. Giangiordano
Title: President

INFOR (US), INC., as Borrower

By:	/s/ Gregory M. Giangiordano
Name: Gregory M. Giangiordano
Title: President

INFOR PUBLIC SECTOR, INC. SENECA ACQUISITION SUBSIDIARY INC. INFOR (GA), INC. INFINIUM SOFTWARE, INC. as Subsidiary Loan Parties

By:	/s/ Gregory M. Giangiordano
Name: Gregory M. Giangiordano
Title: President

[Signature Page to Infor Amendment No. 8]

BANK OF AMERICA, N.A., as Additional Refinancing Lender

By:	/s/ Justin Smiley
Name: Justin Smiley
Title: Director

Amount of Tranche B-6 Term Commitment:

$463,880,123.33

Amount of Euro Tranche B-1 Term Commitment:

€709,860,449.00

[Signature Page to Infor Amendment No. 8]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anthea Del Bianco
Name: Anthea Del Bianco
Title: Vice President

[Signature Page to Infor Amendment No. 8]

Exhibit A

[NAME OF LENDER], as Extending Term Lender and/or a Lender

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Existing Lenders holding Tranche B-3 Term Loans electing to extend.

☐ Extension option

The above-mentioned Extending Term Lender hereby irrevocably and unconditionally (i) consents to this Amendment and (ii) agrees that it will extend, exchange and convert all, but not less than all, of the principal amount of its Tranche B-3 Term Loans into Tranche B-6 Term Loans (or the principal amount of Tranche B-6 Term Loans allocated by the Joint Lead Arrangers (with the Borrower’s consent)) pursuant to this Amendment.

Existing Lenders holding Tranche B-5 Term Loans electing to extend.

☐ Extension option

The above-mentioned Extending Term Lender hereby irrevocably and unconditionally (i) consents to this Amendment and (ii) agrees that it will extend, exchange and convert all, but not less than all, of the principal amount of its Tranche B-5 Term Loans into Tranche B-6 Term Loans (or the principal amount of Tranche B-6 Term Loans allocated by the Joint Lead Arrangers (with the Borrower’s consent)) pursuant to this Amendment.

Existing Lenders holding Euro Tranche B Term Loans electing to extend.

☐ Extension option

The above-mentioned Extending Term Lender hereby irrevocably and unconditionally (i) consents to this Amendment and (ii) agrees that it will extend, exchange and convert all, but not less than all, of the principal amount of its Euro Tranche B Term Loans into Euro Tranche B-1 Term Loans (or the principal amount of Euro Tranche B-1 Term Loans allocated by the Joint Lead Arrangers (with the Borrower’s consent)) pursuant to this Amendment.

Existing Revolving Lenders consenting to this Amendment.

☐ Consent to this Amendment

The above-mentioned Revolving Lender hereby irrevocably and unconditionally consents to this Amendment.

[Signature Page to Infor Amendment No. 8]